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Accenture plc

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Beginning on January 28, 2010, Accenture plc used the following presentation to provide additional information about the Accenture plc 2010 Share Incentive Plan proposal that will be voted on at the 2010 Annual General Meeting of Shareholders.

Copyright © 2010 Accenture  All Rights Reserved. Accenture, its logo, and High Performance Delivered are trademarks of Accenture.
Accenture’s Share Incentive Plan
Background to the Recommendation
of the Board of Directors
January 28, 2010

Copyright © 2010 Accenture  All Rights Reserved.
Overview

In conjunction with Accenture’s 2010 Annual General Meeting of
Shareholders on February 4, the Board of Directors is recommending approval of a new Share Incentive Plan.  The new Plan is a continuation of the company’s current Share Incentive Plan, which expires in June
2011.
• Our performance and promotion equity grants are based on
individual performance
Our top people receive equity grants with performance-vesting criteria.
• A small amount of equity is used for new senior hires.
• Accenture’s share plans are rigorously managed and critical to retaining top talent.

Copyright © 2010 Accenture  All Rights Reserved.
Overview

For these reasons, the Board of Directors recommends approval of the Plan.
• Approval of this plan will:
– Ensure the retention of skilled / high-performing executives by providing a financial incentive for remaining with the company.
– Instill owner-operator behaviors, primarily at the senior-executive level, motivating senior management to deliver results that support
Accenture’s business plan.
– Provide executives with incentives for superior performance.
• Accenture firmly believes that these levers are necessary to recruit and retain the best talent to maintain our competitive advantage.

Copyright © 2010 Accenture  All Rights Reserved.
Share Incentive Plan:
Primary Components

We Use Restricted Share Units to Reward Promotion and Performance
Promotion Equity Awards
•
Eligibility limited to Accenture senior executives (~4,500 individuals).
•
Awards acknowledge promotion into or within the company’s senior-executive ranks.
•
Equity vests up to seven years from grant date.
•
Awards provide a long-term incentive to senior executives and help align awards with shareholder interest.
Performance Equity Awards
•
Eligibility limited to Accenture senior managers and senior executives (~15,000 individuals).
•
Equity given to the highest performers (the top 30% or less) at each level annually.
•
Equity vests over two-and-a-half years.
•
These awards reward top performers for driving company performance while focusing on profitable growth, client satisfaction and people satisfaction.
•
Award size is based upon a value set by the Compensation Committee or on company performance; historically grants have been 50-100% of maximum grant size.
• Key Executive Performance Share Program includes criteria for future performance objectives for Operating Income and Total Return to Shareholders.

Copyright © 2010 Accenture  All Rights Reserved.
2010 Share Incentive Plan:
Key Highlights
• Participation: The company grants equity to senior managers, senior executives and directors.
• Expiration: 10 years
• Administration: The Board of Directors’ Compensation Committee, which is comprised entirely of outside independent directors, as per NYSE regulations
• Shares Authorized: 50 million (As soon as the 2010 Plan is approved by shareholders, any ungranted shares under the old plan – approx. 120M as of Nov. 30, 2009 – will be cancelled.)
• Award Type: Virtually all awards are restricted stock units
• Share Withholding: Shares used to satisfy withholding taxes are not available for future grant under the plan
• Options: Only an insignificant number of options are granted
– Terms: Options must be exercised within 10 years after grant date
– Prohibited without Shareholder Approval: Option re-pricing and reloading of option rights

Copyright © 2010 Accenture  All Rights Reserved.
2010 Share Incentive Plan:
Response to RiskMetrics
Group’s Recommendations
• Accenture’s 2010 Share Incentive Plan allows for both time- and performance-
based equity grants.
• All awards under the key executive performance share program are contingent upon the executive meeting specific performance objectives outlined in the award agreements.
• Equity grants made to our senior executives and senior managers have historically been, and continue to be, based on the achievement of individual and company performance objectives.
• All of our awards — like those of most global companies’ plans — contain service-period requirements.

Copyright © 2010 Accenture  All Rights Reserved.
2010 Share Incentive Plan:
Response to RiskMetrics
Group’s Recommendations
• We are pleased that RiskMetrics Group has recognized that our dilution level is
“acceptable” and “does not disproportionately dilute shareholders’ interests.”*
• RiskMetrics Group would have Accenture “attach performance conditions to the vesting of equity awards.” Accenture already follows this approach for awards under its Key Executive Performance
Share Program.
– However, we believe a plan requirement that we attach future performance conditions to the vesting of all awards would be inconsistent with generally accepted practices for a global company like Accenture.
– Instead, our approach is to award grants to our employees only after they have achieved performance objectives or upon hire for Senior Executives and select Senior Managers.
• We also believe that RiskMetrics Group’s concern that shareholders cannot assess to what extent performance criteria will be applied and whether they will be “sufficiently challenging” is unfounded. Our nine-year track record of successfully utilizing employee equity should reassure our shareholders of our disciplined management of the company’s equity programs.

* RiskMetrics Group Recommendations, Issued January 22, 2010

Copyright © 2010 Accenture  All Rights Reserved.
Use of Cash to Manage
Accenture’s Share Count
• Since its IPO in July 2001, Accenture has generated $15.4 billion* in free cash flow, returning $14.5 billion to shareholders.  Of this, approximately 82% was returned through share repurchases.
• On average, Accenture has repurchased 55 million shares each fiscal year since its IPO — significantly more than offsetting the number of shares the company issued to executives as compensation each fiscal year since its IPO.
• Accenture is continuing its share-buyback activities.  In September 2009, the Board of Directors approved $4 billion in additional share repurchase authority.  Accenture has $4.5 billion* in share repurchase authority remaining.
• Consistent with its historical and disciplined approach, Accenture expects that ongoing Founder-share and open-market repurchases will continue to more than offset shares issued under the new Share Incentive Plan.

* as of Nov. 30, 2009

Copyright © 2010 Accenture  All Rights Reserved.
Accenture’s Ongoing
Commitment to Reducing
Shares Outstanding
Since its IPO, Accenture has reduced shares outstanding by 23%.

750,000,000
800,000,000
850,000,000
900,000,000
950,000,000
1,000,000,000
1,050,000,000
Aug-01
Shares Outstanding (diluted)
1,008,163,290 773,696,423
8/31/01 11/30/09

Copyright© 2010 Accenture  All Rights Reserved.
2010 Share Incentive Plan:
Implications If Not Approved

•
Without approval of the new Share Incentive Plan, Accenture would be unable to use equity as part of its compensation program, as its competitors do.
– Accenture would be at an extreme competitive disadvantage in attracting talent, particularly from companies that have equity programs.
– Retention of executives would be severely compromised, since there would be no financial deterrent for leaving the company (i.e., executives would not have equity at risk), making Accenture talent the target of competitors.
•
If the company were unable to use equity for a portion of executive compensation, it would require a greater amount of cash for executive compensation, reducing the amount of cash Accenture would have available for other purposes.
For these reasons, the Board of Directors recommends approval of the Plan.